Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 15, 2012, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Federal Realty Investment Trust on Forms S-3 (File No. 333-166060 effective 4/14/2010, File No. 333-160009 effective 6/16/2009, File No. 333-160306 effective 6/29/2009, File No. 333-124195 effective 4/20/2005, File No. 333-100819 effective 10/29/2002, File No. 033-63687 effective 10/25/1995 and File No. 333-135159 effective 6/20/2006) and on Forms S-8 (File No. 333-166531 effective 5/5/2010, File No. 333-60364 effective 05/07/2001, File No. 333-63617 effective 09/17/1998, File No. 333-147080 effective 11/01/2007 and File No. 333-147081 effective 11/01/2007).

/s/ GRANT THORNTON LLP
McLean, Virginia
February 15, 2012